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                             PROSPECTUS SUPPLEMENT
                       (TO PROSPECTUS DATED MAY 11, 2000)

                                 [ZAP.COM LOGO]

                              ZAP.COM CORPORATION
                               20,000,000 SHARES
                                  COMMON STOCK
                            ------------------------

     This Prospectus Supplement, which consists of this cover page and Zap.Com Corporation's attached Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, reflects an update of information contained in the Quarterly Report which was filed with the Securities and Exchange Commission on May 15, 2000. The Quarterly Report contains our unaudited condensed financial statements for the quarter ended March 31, 2000 and for cumulative period since our inception in April 2, 1998 to March 31, 2000 and a Management Discussion and Analysis of Financial Condition and Results of Operation for these periods. This Prospectus Supplement should be read in conjunction with the prospectus dated May 11, 2000 and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Prospectus.
                            ------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

     Zap.Com Corporation will use this Prospectus Supplement, together with its Prospectus dated May 11, 2000, in connection with offers and sales of shares under the ZapNetwork Unique User Stock Bonus Plan.

             The date of this Prospectus Supplement is May 15, 2000
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                                 [ZAP.COM LOGO]

                             PROSPECTUS SUPPLEMENT

                               20,000,000 SHARES

                              ZAP.COM CORPORATION

                                  COMMON STOCK

                               DATED MAY 15, 2000

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ZAP.010                                                                   00-005